AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2001
                                                  REGISTRATION NO.______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                               COMMERCE ONE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE               4440 ROSEWOOD DRIVE               68-0322810
(STATE OF INCORPORATION)   PLEASANTON, CALIFORNIA 94588      (I.R.S. EMPLOYER
                         (ADDRESS, INCLUDING ZIP CODE, OF    IDENTIFICATION NO.)
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        1997 INCENTIVE STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                       1999 NONSTATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                ROBERT M. TARKOFF
       SENIOR VICE PRESIDENT, WORLDWIDE BUSINESS DEVELOPMENT AND SECRETARY
                               COMMERCE ONE, INC.
                               4440 ROSEWOOD DRIVE
                          PLEASANTON, CALIFORNIA 94588
                                 (925) 520-6000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            N. ANTHONY JEFFRIES, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                                PROPOSED         PROPOSED
                TITLE OF SECURITIES TO                     AMOUNT               MAXIMUM           MAXIMUM          AMOUNT OF
                    BE REGISTERED                           TO BE             OFFERING PRICE      AGGREGATE       REGISTRATION
                                                         REGISTERED            PER SHARE       OFFERING PRICE        FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value to be registered under
Registrant's 1997 Incentive Stock Option Plan            7,500,000 shares(3)   $24.3125(2)     $170,187,500.00(2)   $42,546.88
------------------------------------------------------- ------------------------- ----------------- ------------------ -------------
Common Stock, $.0001 par value to be registered under
Registrant's 1999 Employee Stock Purchase Plan           7,000,000 shares(3)   $24.3125(2)     $182,343,750.00(2)   $45,585.94
------------------------------------------------------- ------------------------- ----------------- ------------------ -------------
Common Stock, $.0001 par value to be registered under
Registrant's 1999 Nonstatutory Stock Option Plan         8,600,000 shares(3)   $24.3125(2)     $209,087,500.00(2)   $52,271.88
------------------------------------------------------- ------------------------- ----------------- ------------------ -------------
Total number of securities to be registered under
all plans                                               23,100,000                             $561,618,750.00     $140,404.69
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) With respect to 7,500,000, 7,000,000 and 8,600,000 shares of Common Stock available for future grant under the 1997 Incentive Stock Option Plan, the 1999 Employee Stock Purchase Plan and the 1999 Nonstatutory Stock Option Plan, respectively, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) to be the average of the high and low price reported on the Nasdaq Stock Market on February 9, 2001, which average was $24.3125 per share.

(3)  Represents the maximum number of shares that may be sold hereunder.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

      This Registration Statement is filed with respect to additional shares of common stock that may be issued under the Registrant's 1997 Incentive Stock Option Plan and 1999 Employee Stock Purchase Plan and as a result of certain automatic annual increases in the number of authorized shares for issuance under the plans, and with respect to 8,600,000 additional shares of common stock that may be issued under Commerce One's 1999 Nonstatutory Stock Option Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):


      1. Commerce One's Current Report on Form 8-K dated December 8, 2000, filed on December 29, 2000.

      2. Commerce One's Amended Current Report on Form 8-K/A as amended dated September 13, 2000, filed on December 12, 2000.

      3. Commerce One's Quarterly Report on From 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 14, 2000.

      4. Commerce One's Current Report on Form 8-K dated September 13, 2000, filed on September 28, 2000.

      5. Commerce One's Quarterly Report on Form 10-Q for the quarter ended on June 30, 2000, filed with the Commission on August 14, 2000.

      6. Commerce One's Current Report on Form 8-K dated July 20, 2000, filed on July 31, 2000.

      7. Commerce One's Current Report on Form 8-K dated July 24, 2000, filed on July 26, 2000.

      8. Commerce One's Current Report on Form 8-K dated June 20, 2000, filed on June 29, 2000.

      9. Commerce One's Current Report on Form 8-K dated June 14, 2000, filed on June 28, 2000.

      10. Commerce One's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000.

      11. Commerce One's Annual Report on Form 10-K, for the year ended December 31, 1999, filed on March 30, 2000.

      12. Commerce One's Amended Current Report on Form 8-K/A dated February January 7, 2000, filed on March 23, 2000.

      13. Commerce One's Amended Current Report on Form 8-K/A dated January 7, 2000, filed on March 22, 2000.

      14. Commerce One's Current Report on Form 8-K dated February 2, 2000, filed on February 2, 2000.

      15. Commerce One's Amended Current Report on Form 8-K/A dated November 24, 1999, filed on January 25, 2000.

      16. Commerce One's Current Report on Form 8-K dated January 7, 2000, filed on January 20, 2000.

      17. The description of Commerce One's Common Stock contained in the Commerce One's Registration Statement on Form 8-A, as declared effective by the Commission on July 1, 1999, filed pursuant to Section 12 of the Exchange Act and, any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the common stock in this offering will be passed upon for Commerce One by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this registration statement, investment partnerships composed of certain current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, as well as certain individual attorneys of this firm, beneficially own an aggregate of approximately 40,000 shares of Commerce One common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

      Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

      Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, in any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

      The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.  EXHIBITS



  Exhibit
  Number                                  Document
  --------  --------------------------------------------------------------------
       5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation ("WSGR"), as to legality of securities being
              registered

       10.2*  Registrant's 1997 Incentive Stock Option Plan

       10.3*  Registrant's 1999 Employee Stock Purchase Plan

       10.4** Registrant's 1999 Nonstatutory Stock Option Plan

       23.1   Consent of Ernst & Young LLP, Independent Auditors

       23.3   Consent of WSGR (contained in Exhibit 5.1)

       24.1   Power of Attorney (see page 4)

----------------------
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 declared effective on July 1, 1999.

(**) Previously filed as an exhibit to Registrant's Registration Statement on Form S-8 declared effective on March 27, 2000.

ITEM 9.  UNDERTAKINGS

(a)    The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Commerce One, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pleasanton, state of California, on the 6th day of February, 2001.

                          Commerce One, Inc.

                          By: /s/ Mark B. Hoffman
                              ------------------------------------
                              Mark B. Hoffman
                              Chief Executive Officer and Chairman of the Board


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Hoffman and Robert M. Tarkoff and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                     TITLE                                   DATE
-----------------------------------      ---------------------------------------------    ---------------------------
 Mark B. Hoffman                          Chief Executive Officer and Chairman             February 6, 2001
-----------------------------------        of the Board (Principal Executive
 Mark B. Hoffman                           Officer)

 Robert M. Kimmet                         President and Vice-Chairman of the               February 6, 2001
-----------------------------------        Board
 Robert M. Kimmet

 Peter F. Pervere                         Senior Vice President and Chief Financial        February 6, 2001
-----------------------------------        Officer (Principal Financial and
 Peter F. Pervere                          Accounting Officer)

 John V. Balen                            Director                                         February 6, 2001
-----------------------------------
 John V. Balen

 William B. Elmore                        Director                                         February 6, 2001
-----------------------------------
 William B. Elmore

 Kenneth C. Gardner                       Director                                         February 6, 2001
-----------------------------------
 Kenneth C. Gardner

 David H. J. Furniss                      Director                                         February 6, 2001
-----------------------------------
 David H. J. Furniss

 William J. Harding                       Director                                         February 6, 2001
-----------------------------------
 William J. Harding

 Noriyoshi Osumi                          Director                                         February 6, 2001
-----------------------------------
 Noriyoshi Osumi

 Larry W. Sonsini                         Director                                         February 6, 2001
-----------------------------------
 Larry W. Sonsini

 Jay M. Tenenbaum                         Director                                         February 6, 2001
-----------------------------------
 Jay M. Tenenbaum

 Jeffrey T. Webber                        Director                                         February 6, 2001
-----------------------------------
 Jeffrey T. Webber

                                INDEX TO EXHIBITS

  Exhibit
  Number                                   Document
------------  ------------------------------------------------------------------

       5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation ("WSGR"), as to legality of securities being registered

       10.2*  Registrant's 1997 Incentive Stock Option Plan

       10.3*  Registrant's 1999 Employee Stock Purchase Plan

       10.4** Registrant's 1999 Nonstatutory Stock Option Plan

       23.1   Consent of Ernst & Young LLP, Independent Auditors

       23.3   Consent of WSGR (contained in Exhibit 5.1)

       24.1   Power of Attorney (see page 4)

----------------------
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-76987), declared effective on July 1, 1999.

(**) Previously filed as an exhibit to Registrant's Registration Statement on Form S-8 (File No. 333-33328), declared effective on March 27, 2000.